UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 29, 2010

Date of Report (Date of earliest event reported)

Seaospa, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53640	26-1359430
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

220 12th Avenue, 3rd Floor
New York, NY 10001

(Address of Principal Executive Offices)

(212) 268-0220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company” or the “Registrant” refer to Seaospa, Inc., a Nevada corporation and its wholly owned subsidiary, Thwapr, Inc., a Delaware corporation.

Section 2 - Financial Information

Item 2.01      Completion of Acquisition or Disposition of Assets.

On March 29, 2010 (the “Closing Date”), Seaospa, Inc., a Nevada corporation (“Seaospa”), closed a voluntary share exchange transaction with Thwapr, Inc., a Delaware corporation (“Thwapr”), that is a mobile to mobile video and photo service provider, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among Seaospa, certain stockholders of Seaospa, Thwapr and the stockholders of Thwapr (the “Thwapr Stockholders”).

Prior to the voluntary share exchange under the Exchange Agreement (“Exchange Transaction”), we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the Thwapr Stockholders acquired approximately 90% of our issued and outstanding common stock, Thwapr became our wholly-owned subsidiary, and the Company acquired the business and operations of Thwapr.

The Exchange Agreement contains customary representations, warranties, and conditions to closing.  The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which was filed as Exhibit 2.1 to a Current Report on Form 8-K on March 9, 2010 and is incorporated by reference into this Item 2.01.

From and after the Closing Date, our primary operations will consist of the business and operations of Thwapr.  Therefore, we disclose information about the business, financial condition, and management of Thwapr in this Form 8-K.

Issuance of Common Stock and Warrants. At the closing of the Exchange Transaction, the Company issued 142,676,508 shares of its common stock and warrants to acquire 12,181,363 shares of its common stock to the Thwapr Stockholders in exchange for 100% of the issued and outstanding capital stock of Thwapr.  Immediately prior to the Exchange Transaction, the Company had 14,609,754 shares of common stock issued and outstanding, subsequent to the Stock Split described below.  Immediately after the Exchange Transaction, the Company had 157,286,262 shares of common stock issued and outstanding, of which 141,562,908 cannot be sold or traded (i) until June 9, 2012, if Thwapr has 10,000,000 registered users on such date, or (ii) upon a change of control of Thwapr.  Additionally, of the warrants outstanding, 10,950,003 shares of the underlying securities cannot be sold or traded (i) until June 9, 2012, if Thwapr has 10,000,000 registered users on such date, or (ii) upon a change of control of Thwapr.

Change in Management. As a condition to closing the Exchange Agreement and as more fully described in Item 5.02 below, Mr. Yakov Terner has resigned as President, Treasurer, and Director of the Company, and Mr. Yossi Benitah has resigned as Secretary and Director of the Company.  Effective March 22, 2010, Messrs. Bruce Goldstein, Maurizio Vecchione, and Barry Hall, the current directors of Thwapr, were appointed to the Company’s board of directors.  At the closing of the Exchange Transaction, Mr. Goldstein was appointed President and Chief Executive Officer, Maurizio Vecchione was appointed as Chairman of the Board, and Mr. Hall was appointed Chief Financial Officer, Treasurer, and Secretary.  Other key members of the management team include Mr. Eric Hoffert as Integrated Chief Technology Officer, Mr. Duncan Kennedy as Chief Operating Officer, and Mr. Leigh Newsome as Vice President of User Experience, each of whom were appointed as of the Closing Date.

The following persons consist of the Company’s new executive officers and directors:

Name	Age	Position
Bruce Goldstein	61	Director, President and Chief Executive Officer
Maurizio Vecchione	48	Chairman of the Board
Barry Hall	61	Director and Chief Financial Officer

The Company previously filed and mailed the Information Statement required under Rule 14(f)-1 to its stockholders on or about March 10, 2010, and the ten-day period prior to the change in the majority of the Company’s directors as required under Rule 14(f)-1 expired on March 20, 2010.  Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management”.

Stock Split.  As a further condition to the closing of the Exchange Transaction, the Company has undertaken a recapitalization whereby each share of the Company’s common stock was exchanged for three shares of the Company’s common stock, with the same rights, privileges, and obligations (the “Stock Split”), effective March 29, 2010.  Subsequent to the Stock Split, the authorized capital stock of Seaospa currently consists of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock.

DESCRIPTION OF BUSINESS

General

Thwapr, Inc. was incorporated in the State of Delaware on March 14, 2007 under the name Mobile Video Development, Inc.  In July 2009, the company’s name was changed to Thwapr, Inc. The primary purpose of Thwapr is to develop systems, applications and software that allow users and brands to share pictures and video to mobile phone users regardless of device, platform or carrier. Additionally, Thwapr expects to enable users to easily capture and share pictures and videos on their phones with other mobile and desktop users and into social networks. Thwapr plans to derive revenues from banner and video advertising on its mobile and desktop websites and from mobile media messaging fees from brand sponsors. Thwapr also plans to sell premium services to users and brands via subscriptions and other fees. In December 2009, Thwapr launched a public beta test of its service.  Thwapr expects to launch its service in 2010 but does not anticipate generating any meaningful revenues until such time that a significant number of users and brands have signed up for and are using the service.   This service will be launched under the name of Thwapr, a trademark it owns.

Thwapr has been in the developmental stage since inception and has conducted virtually no revenue generating operations. The technology underlying Thwapr’s product is complex and as such, a significant amount of development expense has gone into the creation of the Thwapr service infrastructure.    To minimize start-up costs, Thwapr uses only consultants for its activities at this time and has no full-time employees and owns no real estate or personal property. For its development and other operations, Thwapr employs independent contractors on a part-time and full-time basis. Thwapr expects to convert most of these independent contractors to employees over time as funding becomes available.

Thwapr’s business is subject to several significant risks, any of which could materially adversely affect its business, operating results, financial condition and the actual outcome of matters as to which it makes forward-looking statements.  (See “Risk Factors.”)

Market Overview

While video and picture sharing on the Internet have been around for some time now, the task can be cumbersome and frustrating on most mobile devices.  Multiple carriers and phone types with limited or no interoperability can make this potentially powerful communications tool languish in the background while texting and social networking Internet sites continue to grow and thrive.  As a result, Thwapr believes that mobile phone users have in the past struggled to use this feature on their phone to the extent that they would like.  Compounding this problem is the continuing trend for mobile phone equipment manufacturers to offer new phones with additional capabilities while the mobile phone carriers are enhancing their 3G (and soon 4G) networks to allow users to take advantage of these capabilities.  Additionally, users wishing to share videos from a camera phone are at times required to synchronize their phones with a computer, making the process impossible while strictly mobile. As a result, Thwapr believes that the power of real-time video sharing which many camera phones promise is rarely realized.

MMS.  One possible solution is the use of MMS (Multimedia Messaging Service) to send pictures and videos. MMS is a standard developed by the Open Mobile Alliance, an industry consortium.  MMS can be an effective way to send pictures from one person to another, but as the mobile experience moves from photo to videos and more importantly from point to point communication to social networks, MMS may begin to encounter substantial scalability issues. MMS approaches sending of rich media with a lowest common denominator to provide a video experience that will be common across handsets rather than providing the best possible experience a handset can provide.  More specifically, MMS does not work consistently for video and relies on the H.263 legacy video compression method (which is no longer state of the art) which typically generates quarter screen resolution and which Thwapr believes is limited to just 176 x 144 pixels.  Also, in Thwapr’s internal tests between different types of handset and carriers, MMS delivery failures were frequent, in some cases approaching an 80% failure rate.

Other limitations of MMS are as follows:

•
File size limitation. MMS videos are generally limited in duration by file size. Limits include 10, 15, or 30 second duration for video, and file size is often limited to 100, 200, or 300 Kbytes. These limits can be imposed both by carriers and by handset makers. While most customers understand a limitation by duration (for example 30 seconds), most phone users, in Thwapr’s experience,  have no idea how to even find the file size of a video on their handset.

•
MMS video is not stored in “The Cloud.”  An MMS file is generally not accessed easily from a PC. If the mobile phone user switches to another handset, that user must often first manually transfer the MMS picture or video to PC and then transfer it back to the new handset, a cumbersome process.

•
Conversation limitations.  It is Thwapr’s opinion that on most devices, MMS does not allow a fluid interface for back and forth “video conversations.”   You cannot easily comment on someone's MMS video which Thwapr believes is an important aspect of social networking when sending and receiving videos and pictures. The most notable exception is Apple’s iPhone, where a good interface exists for this type of commenting. Even on the iPhone, however, this is limited to one-to-one conversations, instead of communicating with groups of users.

•	Inability to geotag. MMS video generally does not include location information, also called a “geotag.” Thwapr believes that geotagging can significantly enhance the social networking experience.

•	Difficulty interfacing with social networks. While it is possible to post an MMS picture or video to a Facebook or Twitter account, it can be a very complicated process.

•
Standard setting delays.  As new technologies to enhance MMS are developed, their adoption will be governed by the MMS standards setting process.  This is likely to result in significant delays in enhancement, implementation and evolution of the technology.

Video on Mobile Phones.  Most major manufacturers of mobile phones either already have, or plan to, deliver handsets with video capabilities into the market, often with multiple tiers of devices with unique profiles.  Dozens of companies have developed and continue to maintain databases that capture the differences between handsets, at significant expense. Some of the hardware-related mobile video considerations include:

•
High resolution color screens that can render a quality video experience in portrait or landscape mode is a key consideration. Quality is determined by brightness, the ability to generate a high number of colors, and screen visibility indoors and outdoors. Screen size also impacts the overall user experience; half an inch can make a world of difference. The diversity of handsets in the display area is substantial.

•
Video tends to have little value without being accompanied by acceptable audio. A number of standard and proprietary audio codecs have been developed to achieve maximum quality with minimum network impact at the lowest cost.

•
Handset based clients are required for streamed and downloaded video content. The variety of media players — and associated DRM schemes — means phones can often only play formats that are supported by that player.

Smartphones.  Smartphones have emerged as a fast growing sector of the market, blending multi-media, data and internet access and mobile communications.  Additionally, Thwapr believes that the smartphone market, most of which by definition is media enabled, will be a  growth market that will allow carriers to add a variety of revenue streams attached to data and multi-media messaging.  Thwapr also believes that as smartphones continue to penetrate the market, demand for video sharing services will grow dramatically.   Mobile phone equipment manufacturers continue to offer new phones with additional capabilities while the mobile phone carriers will need to enhance their 3G and soon 4G networks to allow users to take advantage of these capabilities.

Video and Picture Sharing Approaches.  The current market is highly fragmented, with many companies and organizations offering service for the mobile phone video and picture market.  Generally, these services fall under five categories:

•	MMS, which was described earlier.

•
Mobile-to-Web, where mobile phone users post their pictures or videos on a Website to share with others.  This category has a number of participants, and there is little product differentiation between and among them.

•
Web-to-Mobile, when pictures or videos are posted on Websites and then download to phones using a proprietary application.  This category usually requires some kind a relationship with a carrier and also has a number of participants.

•	Propriety Mobile-to-Mobile, where the user utilizes a proprietary application to send pictures or video from one phone to another. Again, a carrier relationship is usually required for this service.

•	The Thwapr Open Mobile-to-Mobile, where no proprietary application is required, nor is a carrier relationship.

While the entire market is nascent, Thwapr believes that leaders will emerge based on their brand recognition, number or users in their network, ease of use and financial resources. Additionally, many of these service are free while others charge a use or monthly fee.  Others appear to be focused on an advertizing based model.  At this time, the size of the market is indeterminable but is generally thought to be growing and viable.  Thwapr believes that the size and ultimate viability of the market will be based on the ease of use, cost to use, adoption rate of smartphones and the acceptance of brands that mobile is a viable advertizing medium.

Competition.  The industry for services and applications related to mobile phones is extremely competitive and fragmented but includes several large companies with worldwide name brand recognition and substantial financial resources.   In attempting to attract users to its proposed service, Thwapr will be competing with online providers of audio and video entertainment, web-based video channels, social networking Internet sites and other similar businesses that compete for the general public’s business in this market. There can be no assurance that other companies will not develop technologies superior to Thwapr’s technology, that new technologies will not emerge that render Thwapr’s technology obsolete or that a competing company or companies will not be able to capture more market share than Thwapr is able to capture due to name recognition and the expenditure of greater amounts for marketing and advertising.  Moreover, such brands as YouTube and Facebook have already begun a move to the mobile market.

Other competitors include the following, segregated by their video and picture sharing approaches:

•	Mobile-to-Web and Web-to-Mobile: Flixwagon, Kyte, qik, 12seconds, Zannel, twitvid, Shozu, livestream, vidly and twitpic.

•	Proprietary Mobile-to-Mobile: Movius, LiveCast, Aylus Networks, and knocking.

To the best of Thwapr’s knowledge, there are no direct competitors in the Open Mobile-to-Mobile approach.

Strategy

Thwapr is developing mobile media services directly for the mobile phone industry.  In addition, Thwapr plans for these services to allow its customers to interact with a variety of other services available through the Internet, such as Facebook and Twitter.  Today, Thwapr’s web browser application supports more than 200 mobile handsets with coverage planned to expand to thousands of handsets; the service also runs on Macs and PCs. An extended set of native mobile phone applications are planned to optimize the capture and sharing experience for Apple iPhone, iPad, Android, and Research in Motion OS, among others. Even though applications are expected to be available, there is no need to download or install any additional software to receive Thwapr media.

Thwapr continues to develop what it believes to be a seamless solution to the problem of video and picture sharing using mobile phones and devices.  Thwapr’s service is expected to allow anyone with an Internet and picture or video enabled mobile phones to be able to both send and receive these images regardless of technical sophistication.  In the future, the service capabilities may also allow Thwapr’s customers to create their own personal media social networks, where members can share and communicate through rich media mostly through their mobile phones.  Thwapr’s goal is to become the leading service for sharing pictures and video to mobile phones – regardless of carrier or device – for brands and users alike.

In summary, Thwapr plans for its service to provide the following innovations to its users:

•	Mobile technology for sending photos and videos directly to friends’ mobile phones optimized for socialization and communication amongst users;

•	Support the largest possible number of mobile carriers worldwide through Thwapr’s adaptive transcoding and delivery service, expecting to offer the ultimate in interoperability;

•	Support most WAP enabled camera phones, video phones, smartphones and full-featured browsers for wide compatibility in video playback;

•
Require no applications to download (i.e., not limited to just smartphones or phones running a certain operating system) or on-deck solutions requiring a user to have a certain phone or operating system; and

•	Target to deliver industry leading ease of use so that if you can send an SMS, you can create your own Thwapr channel.

Thwapr is expected to make it easy to share pictures or video on mobile devices and to distribute this content into social networks. End-users can share multimedia content with mobile family and friends, and brands can distribute content to mobile fans and consumers.  Thwapr’s goal is to enable easy mobile picture and video sharing and conversations around content on a global basis supporting both consumers and brands.

Thwapr believes that mobile phones with text messaging and a data plan can automatically show a Thwapr picture or play a Thwapr video clip. Thwapr can serve instant-play video to a phone dynamically using its cloud-based servers.  A Thwapr user can shoot or select a picture or video, and email it to their Thwapr account. From Thwapr’s mobile browser interface, a user can select one or more people with whom to share the picture or video.  Thwapr then sends the recipients a text message with a URL link in it, which enables the viewing of the picture or the video. Thwapr users may also upload media content from a desktop computer such as a Mac or PC and share the content to mobile users; likewise they can upload content from a native application platform (i.e., Apple iPhone OS) and share to those same users.

Recipients of the video or picture do not need to sign-up, login, or even know that their phone has a media player to receive media content. Thwapr determines mobile phone attributes that a user has based on a set of unique device detection processes.  Thwapr deploys a distributed database regarding how to serve pictures or video to each kind of phone.  Thwapr delivers different types of video experiences based on phone type.  For example, on an Apple iPhone, progressive download video is served; for a Blackberry Curve, streaming video is deployed; on a Motorola RAZR, a 3GP download file is utilized, and on a legacy flip phone, an animated GIF preview may be shown. Users who receive content can also post their Thwapr media into major social networks such as Facebook or Twitter.

Smartphone Apps.  One popular feature of Smartphones is the use of “Apps.”  Apps, short for application software, are designed to help a user perform specific tasks.  Generally, Apps are downloaded by users from an app store directly on to their mobile phone.  While the Thwapr service does not require an App, Thwapr understands the desirability of having a Thwapr App for the most popular Smartphones on the market to ease usability.  To that end, Thwapr has partnered with a mobile app software developer to develop an App for the Apple iPhone.  This App should allow iPhone users to more easily and quickly capture pictures and video and share this media with contacts in the iPhone address book via the Thwapr service.  The App is expected to also provide additional features such a geotagging.  In the future, Thwapr plans to have additional Apps developed for Smartphones using the Android, RIM and Symbian mobile phone operating systems.  This will be subject to the availability of funding and the relative take up rates of the service on those platforms. Additionally, when new Smartphone operating systems are introduced and penetrate the market, it is Thwapr’s intention to continue developing Thwapr Apps for those that become market leading.

Disadvantages of Thwapr.  While Thwapr believes its approach to mobile video and picture sharing has many advantages over alternative approaches, it does also have some disadvantages.  First, to use the Thwapr service, the user must purchase a data plan from their service provider.  Second, Thwapr customers are notified of their Thwapr via text messaging.  Should the user not have an unlimited data plan, this could result additional usage charges.  Finally, Thwapping is a multi-step process and until we develop apps for the service, some users may believe the process is too time consuming and complicated.

Revenues and Customers

General. Thwapr is expected to be principally an advertising and sponsor supported business. Thwapr believes that it has the potential to achieve significant market penetration and growth since every user of the product, by virtue of his inviting his friends to be part of his personal media network, could generate many additional users for the Thwapr service. Thwapr believes that the viral nature of its business model is essential to understanding the potentially explosive growth of its user base. While this potential exists, Thwapr has not yet experienced the material growth of users that evidences this potential. As a result, the assumption for viral user acquisition remains untested at this time.

Advertising.  Thwapr’s customers are expected to drive the opportunity for advertising insertions. Thwapr is designing its service interface and workflow to maximize the use of ad insertions without becoming obtrusive.   Additionally, in the future, Thwapr may offer premium services for which it will be able to charge the user directly.  Finally, Thwapr expects to partner with brands that will sponsor the delivery of pictures and videos and to charge a fee for delivering each unit of media. Thwapr is building into its products revenue opportunities to monetize users. Thwapr believes that it may offer a strong ability to have users attract more users. This is because when sharing a video, Thwapr users are likely to naturally invite others to use the system. This viral model has the potential to drive dramatically up the user numbers, and in turn the page-views activated by these users. Thwapr’s business model is expected to be principally ad-supported, leveraging the large volume of page-views generated by its users as well as leveraging Thwapr’s unique ability to provide ad-insertions pre- and post-roll, automatically transcoded to play on each target mobile device. Additionally, Thwapr has identified sponsorship-advertising opportunities leveraging its ability to contextualize advertising around user profiles and geo-location information. This combination of video insertion and contextualized targeted advertising should make Thwapr compelling to advertisers targeting the mobile space. Additionally, Thwapr is planning to offer premium services, as well as ad-free services for monthly subscription levels.  Thwapr is currently surveying the market to determine what can be charged for such services; however, its immediate focus will be on gaining as many users of Thwapr as possible in the shortest amount of time.

While the potential for developing significant revenue streams in the future by monetizing users exists, Thwapr has not yet reached a stage where that potential has been validated. As a result, delivering on this potential contains significant risks, as discussed in the “Risk Factors” section of this document.

Sales and Distribution.  Thwapr intends to acquire new users of its service through strategic partnerships, targeted paid user acquisition campaigns and the viral growth derived from social media.

Thwapr intends to generate revenue from three sources: (a) advertising sales; (b) premium services; and (c) sponsored services.  Sponsored services are ‘Thwaps’ or video messages sold to sponsors on a volume basis.

There are 5 planned distribution channels for Thwapr’s services:

•	Thwapr’s mobile and desktop website;

•	Partner and sponsor websites that will offer a “send to mobile” button, which accesses Thwaprs service and enables sending of partner content to partners users;

•	App stores;

•	Handset and carrier partnerships and bundling deals; and

•	Third party applications which access Thwapr’s Application Programmers Interface (API).

Pending Business Relationships.  Thwapr has entered into a Memorandum of Understanding agreement with a popular photosharing Website to deliver advertising supported photos to mobile users.  This is a prototypical service and is no guarantee of a future contract and future revenues.  Additionally, Thwapr is in various stages of discussion and negotiations with a variety of entertainment and sports brands to provide mobile video distribution service to these entities.

Third Party Developers.  Thwapr also intends two services for third party developers: (a) a ‘Thwap It Now’ button which allows any website to add Thwapr’s services and (b) an Application Programmers Interface (API), which will allow third party smartphone application developers to utilize our services from multiple platforms.

Technology

Thwapr is designed to provide a solution to the problem of sharing multimedia content, particularly digital video from one mobile device user to another, from one mobile device user to a number of mobile device users, or from a brand delivering media content to thousands, tens of thousands, or hundreds of thousands of users. To successfully support interoperable multimedia sharing, Thwapr’s platform must deal with a multitude of file formats, bit rates, screen resolutions, interaction modes, and audio and video codecs all of which create complexity within the framework of mobile video experience.

Transcoding.  Transcoding is the decoding and re-encoding of digital content from one video format to another.  Transcoding is often necessary to enable playback of media on different devices.  Transcoding video is especially challenging because the sheer number of parameters can make devices that support the same video “standards” incompatible.  When you add the complexities layered on top of the devices from the carriers either for delivery, playback, interaction, and interoperability, the result is a very difficult technological challenge.   To better understand this complexity, and technical challenges, consider the process to track video content from creation through the various paths that lead to consumption.  Along the way, the content may need to be transcoded many times so that it may be distributed over various networks and to a wide assortment of devices.

Interoperability Issues.  Significant interoperability issues begin with the variables associated with simple home video, involving NTSC or PAL, standard or widescreen video and competing next-generation high-definition formats.  These issues increase dramatically when Internet video is added with codecs such as Windows Media Video (WMV) and VC-1, H.264, DivX, On2’s VP6, Sorenson 3 and Sorenson.  Adding to this complexity is the ongoing evolution of Flash video.  Additional challenges result from content providers and device manufacturers that optimize bit rates, resolutions and other parameters to balance video quality and download times.   Finally, on the mobile side, the thousands of different handset configurations in use today force specific unique video formats.  In simplest terms, a single piece of multimedia content might need to be transcoded to 100 variations (i.e., video bit rate, video frame rate, video picture resolution, compression algorithm, audio sampling rate, audio bit depth, streaming, progressive download, and download, among others) to guarantee playback across various mobile devices.

No service can mandate that all content must be produced in a specific standard if they are dealing with User Generated Content (UGC) or mobile media sharing.  For UGC, there is a need to deal with the uncertainties associated with numerous end-user devices and multiple networks with differing technical infrastructures and speeds.  The approach used by most content aggregators to deal with this issue is “pre-transcoding”.  That is, the content aggregator ingests content and transcodes it into all of the proper formats a priori; only then is the content distributed.  This time-consuming process delays the posting of content and creates the need for massive amounts of hardware required for the processing of the ingested video.

A great deal of content is pre-transcoded. That is, content aggregators ingest content and transcode it into their “chosen” format or formats; only then is the content is put online. This can delay the posting of content for access by end-users.  However the challenge of transcoding takes on a new dimension when one considers the enormous volume of online content.   Thwapr anticipates that volume will continue to skyrocket in the coming years as consumption increases.  With many individual sites taking in thousands upon thousands of videos each day, there is a non-stop process, especially if the target is the myriad formats and codecs that target many of the top mobile phones.  This problem is exacerbated by the fact that the type and underlying formats of mobile phones are moving targets with a high velocity of change. Transcoding in this context is already a complex process.

Transcoding Solution.  The centerpiece of the Thwapr technology is a hybrid transcoding system.  Thwapr’s transcoding technology can detect, in real-time, the handset, carrier and operating system of each destination device in order to determine mobile device attributes (video formats, screen size and type, browser, operating system) and then delivers videos and photos individualized for each user's device and carrier in real-time; this is combined with selective pre-transcoding for a small commonly used set of formats. The complete process utilizes hybrid transcoding and adaptive rendering, a differentiator versus other approaches to mobile media sharing. Thwapr anticipates that this seamless process should make it possible to achieve high level of ease of use while delivering the highest quality video and Web experience that each user's phone can support.  Thwapr’s infrastructure integrates multiple databases, sourced commercially and via open source, and updated on a regular basis to determine optimization parameters for the transcoding process.  Ultimately thousands of devices and permutations of operating systems may have to be addressed in the Thwapr device optimization database.  There can be no assurance that Thwapr will be able to service all of the mobile phones that will be introduced into the market.

In addition to a broadly accessible Web service, Thwapr plans to release native applications for major smartphone operating systems such as Apple iPhone OS, Android, and Research in Motion OS; these applications are expected to optimize the Thwapr user experience for capturing and sharing media.

Intellectual Property

Patents.  Thwapr is developing unique intellectual property for its service. The centerpiece of the Thwapr technology is expected to be a process that detects mobile device attributes (video formats, image formats, video capabilities, screen size, screen type (i.e., touch vs. static), mobile web browser, operating system) and delivers videos and photos individualized for each user's device and carrier in real-time. This process is covered by a provisional patent filing and Thwapr is expecting to leverage that into a series of patent applications within the required statutory terms of the provisional patent filing. The Thwapr process utilizes hybrid transcoding and adaptive rendering, key differentiators versus other approaches to mobile media sharing. Hybrid transcoding combines pre-transcoding and real-time transcoding while adaptive rendering scales the end-user web experience from a simplistic HTML web browser on a flip phone all the way up to a large screen multi-touch modern WebKit browser. This seamless process makes it possible to achieve an extraordinary level of ease of use while delivering the highest quality video and Web experience that each user's phone can support.

Key topic areas for the Thwapr provisional patent filed on September 22, 2009 include:

•	Email / SMS methods to enable adaptive multimedia upload and playback on mobile devices;

•	Hybrid transcoding via pre-transcoding and on-demand transcoding;

•	Automatic video compositing of adaptively transcoded media;

•	Client multimedia playback, device rendering, and device interaction attribute detection;

•	Adaptive device rendering for multimedia playback optimization;

•	Adaptive download and playback including segmented file structures; and

•	Social networks and communication models for adaptively transcoded and played back media.

There can be no guarantee that Thwapr will be awarded a patent on any or all of the subject areas described above.  Subject to available funding, Thwapr plans to file a number of full patent applications.  This will be done on the basis of the provisional patent as well as any new inventions that Thwapr may develop.

Thwapr will continue to evaluate its business benefits in pursuing patents in the future.  Thwapr currently protects all of its development work with confidentiality agreements with its engineers, employees and any outside contractors.  However, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute Thwapr’s intellectual property or technology or otherwise develop a product with the same functionality as its service. Policing unauthorized use of intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, Thwapr cannot be certain that the steps it has taken or will take in the future will prevent misappropriation of its technology or intellectual property, particularly in foreign countries where it does business or where its service is sold or used, where the laws may not protect proprietary rights as fully as do the laws of the United States or where the enforcement of such laws is not common or effective.

Trademarks.  Thwapr has filed and received approval for trademarks on its company name “Thwapr” and its tagline “Get Your Moments Moving.”  There can be no assurance that Thwapr will receive trademark protection on any future applications.

Regulation

Thwapr will be subject to various federal, state and local laws that govern the conduct of its business, including state and local advertising, digital rights management, consumer protection, credit protection, licensing, and other labor and employment regulations.  Thwapr does not anticipate at this time that the costs of complying with such regulations will have a material effect on its business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a materials negative effect on Thwapr’s business in the future.

Employees

Thwapr currently has no employees.  Thwapr engages the services of independent contractors to assist it with management in developing its product offering.  Thwapr plans to engage full-time employees, including transferring some or all of these contractors to employee status, as its business develops and when it obtains sufficient working capital.

Corporate Information

The principal executive office for Thwapr is located at 220 12th Avenue, 3rd Floor, New York, New York 10001. Thwapr’s main telephone number is (212) 268-0220 and its fax number is (212) 537-5804.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this on Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product. We are a development stage company that has yet to generate any revenue. Since our inception on March 14, 2007, it has been our business plan to design, develop, manufacture and distribute our Thwapr service. Thwapr has only been introduced in selected test markets and there is no guarantee that our product will be able to generate any significant revenues.  As a development stage company, we face numerous risks and uncertainties in the competitive markets.  In particular, we have not proven that we can:

•	develop our product offering in a manner that enables us to be profitable and meet our customers’ requirements;

•	develop and maintain relationships with key customers and strategic partners that will be necessary to optimize the market value of our products and services;

•	raise sufficient capital in the public and/or private markets; or

•	respond effectively to competitive pressures.

If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

We have no revenues and have incurred and expect to continue to incur substantial losses.

Since inception through September 30, 2009, we have not generated any revenues and approximately $3,579,000 has been invested in the Company to date.  We have generated significant operating losses since our formation and expect to incur substantial losses and negative operating cash flows for the foreseeable future.  For the year ended December 31, 2008, our net loss was $891,552 and as of September 30, 2009 our accumulated deficit, excluding non-cash charges, was $2,568,554.  We anticipate that our existing cash and cash equivalents will not be sufficient to fund our short term business needs and we will need to generate revenue or receive additional investment in the Company to continue operations.  In addition, our business operations may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses. We expect that capital outlays and operating expenditures will continue to increase as we attempt to expand our infrastructure and development activities and we will require significant additional capital in order to implement our business plan and continue our operations.  It is uncertain when or if we will generate revenues from product sales or the licensing of our technology.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity,  we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended December 31, 2008.

We are in the early stages of product development and, if we are unable to successfully develop our products and services, we will not be able to implement our business strategy.

We are a development stage company and are in the early stages of developing our products and services and we have not yet successfully completed the development of any products or services.  We may be unable to complete the development of our products or services or, if developed, update our products and services to address changing industry conditions and our competition.  Furthermore, no assurance can be given that our products or services, even if successfully developed, will generate sufficient revenues to enable us to be profitable.  If we do not successfully develop our products and services, our ability to implement our business strategy and our results of operations and financial condition will be materially adversely affected.

If we are unable to establish sales and marketing capabilities we may not be able to generate sales and product revenue.

We do not currently have an organization for the sales, marketing and distribution of our services.  Our strategy is to enter into agreements or other arrangements with carriers to market our products and services.  We need to develop and maintain strategic relationships with these entities in order for them to market our products and services to their end users.  We expect to face severe competition in this effort to establish strategic relationships from other companies vying for the same type of relationships with carriers.  Some of these competitors may have a competitive advantage over us in obtaining agreements with carriers due to their size, reputation, relative financial stability or longer operating history.  If we are unable to establish such relationships on terms that are favorable to us, or at all, we may not be able to penetrate the market on a scale required to become viable or profitable.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity and debt financings.  We expect to require substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

If we borrow money to expand our business, the likelihood that investors may lose some or all of their investment may increase.

We anticipate that we may incur debt for financing our growth.  Our ability to borrow funds will depend upon a number of factors, including the condition of the financial markets.  If we receive debt financing, it will have priority in any liquidation over the claims of holders of our stockholders, which could increase the risk of loss of your investment in our common stock.  In addition, our payment obligations with respect to any indebtedness could divert funds away from operations, marketing and product development efforts.

Our products and services are based on new and unproved technologies and are subject to the risks of failure inherent in the development of new products and services.

Because our products and services are and will be based on new technologies, they are subject to risks of failure that are particular to new technologies, including the possibility that:

•	our new approaches will not result in any products or services that gain market acceptance;

•	our products and services may unfavorably interact with other types of commonly used applications and services, thus restricting the circumstances in which they may be used;

•	proprietary rights of third parties may preclude us from marketing a new product or service; or

•	third parties may market superior or more cost-effective products or services.

As a result, our activities may not result in any commercially viable products or services, which would harm our sales, revenue and financial condition.

We face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

There are many companies who will compete directly with our planned products and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Our business depends upon our ability to keep pace with the latest technological changes, and our failure to do so could make us less competitive in our industry.

The market for our products and services is characterized by rapid change and technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards.  Products using new technologies or emerging industry standards could make our products and services less attractive.  Furthermore, our competitors may have access to technology and strategic relationships not available to us, which may enable them to produce products of greater interest to consumers or at a more competitive cost.  In addition, our competitors may have greater financial resources, greater experience in critical areas such as development, testing, marketing and sales, and proprietary rights that prevent us from developing certain technology without compensating them.  Failure to respond in a timely and cost-effective way to technological developments in our markets may result in serious harm to our business and operating results. As a result, our success will depend, in part, on our ability to develop and market product and service offerings that respond in a timely manner to the technological advances available to our customers, evolving industry standards and changing preferences.

If our services developed for mobile devices do not gain widespread adoption by the devices’ users, we will not generate sales or substantial revenue and our financial condition will be adversely affected.

The commercial success of our future products and services will be dependent on their acceptance by potential customers.  Our services are developed for mobile devices and may not be compelling to users due to a number of reasons, including, among others, competitors’ services, service failures, or our inability to adequately market our services.  If we are unable to attract mobile device users to our services, we may be unsuccessful in attracting both advertisers and premium service subscribers to these services, which could have a material adverse impact on our financial condition and operating results.

Our  services may experience quality problems from time to time that can result in decreased sales and operating margin.

We expect to provide a highly complex service that may contain defects in design and manufacture that may not enable our service to operate on all devices for which they are intended.  There can be no assurance we will be able to detect and fix all defects in the products or services we provide. Failure to do so could result in lost revenue, harm to our reputation, and other expenses, and could have a material adverse impact on our financial condition and operating results.

Major network failures could have an adverse effect on our business.

Major equipment failures, natural disasters, including severe weather, terrorist acts, acts of war, cyber attacks or other breaches of network or information technology security that affect third-party networks, transport facilities, communications switches, routers, microwave links, cell sites or other third-party equipment on which we rely, could cause major network failures and/or unusually high network traffic demands that could have a material adverse effect on our operations or our ability to provide service to our customers. These events could disrupt our operations, require significant resources to resolve, result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, results of operations and financial condition.

If we experience significant service interruptions, which could require significant resources to resolve, it could result in a loss of customers or impair our ability to attract new customers, which in turn could have a material adverse effect on our business, results of operations and financial condition.

In addition, with the growth of wireless data services, enterprise data interfaces and Internet-based or Internet Protocol-enabled applications, wireless networks and devices are exposed to a greater degree to third-party data or applications over which we have less direct control. As a result, the network infrastructure and information systems on which we rely, as well as our customers’ wireless devices, may be subject to a wider array of potential security risks, including viruses and other types of computer-based attacks, which could cause lapses in our service or adversely affect the ability of our customers to access our service. Such lapses could have a material adverse effect on our business and our results of operations.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices.  The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in mobile communication devise users, thereby reducing potential users of our services.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  We have filed for certain patents on our core technology, however, to date no patents have been issued and there is no certainty that we will ever be issued patents protecting our intellectual property.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

A dispute concerning the infringement or misappropriation of our intellectual property or proprietary rights or the intellectual property or  proprietary rights of others could be time consuming and costly and an unfavorable outcome could harm our business.

There is significant litigation in the telecommunications technology field regarding patents and other intellectual property rights. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Adverse changes in general economic or political conditions in any of the countries in which we do business or intend to launch our products could adversely affect our operating results.

If we grow our business to customers located in the United States as well as customers located outside of the United States as we intend, we expect to become subject to the risks arising from adverse changes in both domestic and global economic and political conditions. For example, the direction and relative strength of the United States and international economies remains uncertain due to softness in the housing markets, difficulties in the financial services sector and credit markets and continuing geopolitical uncertainties. If economic growth in the United States and other countries continue to slow, the demand for our customer’s products could decline, which would then decrease demand for our products. Furthermore, if economic conditions in the countries into which our customers sell their products continue to deteriorate, some of our customers may decide to postpone or delay certain development programs, which would then delay their need to purchase our products. This could result in a reduction in sales of our service or in a reduction in the growth of our service revenues. Any of these events would likely harm investors view of our business, our results of operations and financial condition.

Our business depends substantially on the continuing efforts of our executive officers and our ability to maintain a skilled labor force and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations.

Corporate insiders or their affiliates may be able to exercise significant control matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Upon the Closing of the Exchange Transaction, our directors and officers collectively own approximately 22% of our issued and outstanding common stock.  In addition, one stockholder owns approximately 65% of our issued and outstanding common stock.  As a result, these officers and directors and stockholder are able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers and directors and stockholder by virtue of their control over a majority of our outstanding shares, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

We will incur significant increased costs as a public company and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we would not incur if we were a private company.  SEC rules and regulations impose heightened requirements on public companies, including requiring changes in corporate governance practices.  Our management and other personnel will devote a substantial amount of time to these compliance initiatives. We may also need to hire additional finance and administrative personnel to support our compliance requirements. Moreover, these rules and regulations will increase our legal and financial costs and make some activities more time-consuming.

In addition, as described above, we will be required to maintain effective internal controls over financial reporting and disclosure controls and procedures pursuant to the Sarbanes-Oxley Act. Our testing, and the subsequent testing by our independent registered public accounting firm, may reveal deficiencies or material weaknesses in our internal controls over financial reporting.  Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management effort.  We currently do not have an internal audit group and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.  If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies or material weaknesses in our internal controls over financial reporting, the market price of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act and, since we have not been subject to Sarbanes-Oxley regulations we may lack the financial controls and safeguards now required of public companies.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, for the fiscal year ending December 31, 2010, we are required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  Our independent registered public accounting firm will also be required to issue a report on management’s assessment of our internal control over financial reporting and their evaluation of the operating effectiveness of our internal control over financial reporting.  Our assessment will require us to make subjective judgments and our independent registered public accounting firm may not agree with our assessment.

As required by Rule 13a-15 under the Securities Exchange Act of 1934, as amended, (the "1934 Act"), as of the quarter ended September 30, 2009, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of our management, including our Principal Executive Officer and Principal Financial Officer. Based upon the results of that evaluation, our Principal Executive Officer and Principal Financial Officer have concluded that, as of September 30, 2009, our disclosure controls and procedures were effective and provided reasonable assurance that the material information related to our Company required to be disclosed in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to management to allow timely decisions on required disclosure.

Our annual report for the year ended December 31, 2009 did not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of the company’s registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.  However, we do not currently have the internal infrastructure necessary to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act.  We expect to incur additional expenses and expend management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls.

Nevertheless, our management has determined that all matters to be disclosed in this report have been fully and accurately reported.  We are in the process of improving our processes and procedures to ensure full, accurate and timely disclosure in the current fiscal year, with the expectation of establishing effective disclosure controls and procedures and internal control over financial reporting as soon as reasonably practicable.  Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.  We will continue to consistently improve our internal control over the financial reporting with our best efforts and we plan to engage assistance from outside experts in doing so.

We are subject to SEC reporting requirements and we do not have significant SEC reporting experience.

We currently do not have a clear process, schedule, segregation of duties or review with respect to the SEC reporting process. In addition, we do not have significant experience with or knowledge about the Sarbanes-Oxley Act.  The Company is committed to remedying this deficiency and weakness and plans to implement certain remedial measures, including hiring a comptroller or other finance personnel with SEC reporting experience, providing additional training to our accounting personnel on the requirements of SEC reporting requirements to increase their familiarity with those standards, and reassessing our existing finance and accounting policies and procedures.

Risks Related to an Investment in Our Securities

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.

While our common stock is not currently traded, if and when there is an active trading market, the market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.

Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:

•	receipt of substantial orders or order cancellations of products;

•	quality deficiencies in services or products;

•	international developments, such as technology mandates, political developments or changes in economic policies;

•	changes in recommendations of securities analysts;

•	shortfalls in our backlog, revenues or earnings in any given period relative to the levels expected by securities analysts or projected by us;

•	government regulations, including stock option accounting and tax regulations;

•	energy blackouts;

•	acts of terrorism and war;

•	widespread illness;

•	proprietary rights or product or patent litigation;

•	strategic transactions, such as acquisitions and divestitures; or

•	rumors or allegations regarding our financial disclosures or practices.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities.  Due to the volatility of our common stock price, we may be the target of securities litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and resources.

Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock”, such as our common stock, has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

Our common stock is not currently publicly traded, and investors may be unable to sell at or near ask prices or at all if they need to sell or liquidate their shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.  However, we do not rule out the possibility of applying for listing on the NYSE Amex (formerly known as American Stock Exchange), NASDAQ Capital Market or other markets.

Our common stock is not currently traded.  There is no assurance that an active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained, which may result in you being unable to sell any shares of our common stock at or near ask prices or at all.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Following the Closing of the Exchange Transaction, our principal shareholders, which includes our officers and directors, and their affiliated entities, own approximately 87% of our outstanding shares of common stock. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all of our shareholders.

Our Articles of Incorporation authorize the issuance of preferred stock, which could have rights, preferences and privileges superior to those of our common stock.

Our Articles of Incorporation authorize the issuance of shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of Thwapr and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and the related notes included with those financial statements.  The summary consolidated financial information as of and for the nine months ended September 30, 2009 and 2008 (unaudited) and as of and for the fiscal year ended December 31, 2008 (audited) and as of and for the period from March 14, 2007 (date of inception) to December 31, 2007 (audited) have been derived from the consolidated financial statements for Thwapr.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

	Nine Months Ended September 30,		Year ended December 31,	Period from March 14, 2007 (date of inception) to December 31,
	2009	2008	2008	2007
Income Statement Data:
Sales	$—	$—	$—	$—
Cost of sales	—	—	—	—
Gross profit	—	—	—	—
Operating expenses	1,646,160	656,917	891,552	454,014
Net loss	$(1,646,134)	$(656,917)	$(891,552)	$(454,014)

Loss per share - basic and diluted	$(0.15)	$(0.05)	$(0.06)	$(0.03)
Shares used in calculating basic and diluted	11,263,889	14,398,705	14,474,810	14,285,712

	As of	As of December 31,
	September 30, 2009	2008	2007

Balance Sheet Data:
Cash and cash equivalents	$14,876	$356	$321,512
Working capital (deficit)	(72,245)	(125,990)	317,662
Total assets	35,182	1,256	321,512
Total long-term debt	—	—	—
Total stockholders’ equity (deficit)	(52,942)	(125,090)	317,662

	Nine Months Ended September 30,		Year ended December 31,	Period from March 14, 2007 (date of inception) to December 31,
	2009	2008	2008	2007
Cash Flow Data:
Net cash (used in) operating activities	$(1,261,313)	$(621,553)	$(769,956)	$(450,164)
Net cash (used in) investing activities	(22,227)	—	—	—
Net cash provided by (used in) financing activities	1,298,060	298,800	448,800	771,676
Net increase (decrease) in cash	$14,520	$(322,753)	$(321,156)	$321,512

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Thwapr for the fiscal year ended December 31, 2008, the period from March 14, 2007 (date of inception) to December 31, 2007 and nine months ended September 30, 2009 and 2008 should be read in conjunction with the Summary Selected Consolidated Financial Data, the Thwapr financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Seaospa, Inc. was incorporated under the laws of the State of Nevada on November 2, 2007.  On March  29, 2010 Seaospa closed a voluntary share exchange transaction with Thwapr, Inc., a Delaware corporation that is a mobile to mobile video and photo service provider, pursuant to the Exchange Agreement by and among Seaospa, certain stockholders of Seaospa, Thwapr, and the stockholders of Thwapr.  Prior to the Exchange Transaction, we were a pre-development stage company engaged in the marketing of skin care, hair care, and body treatment products, and a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the Thwapr stockholders acquired approximately 90% of our issued and outstanding common stock, Thwapr became our wholly-owned subsidiary, and we acquired the business and operations of Thwapr.

Thwapr, Inc. was formed on March 14, 2007.  The purpose of Thwapr is to develop software and the corresponding user interface that will allow mobile phone users to send videos and pictures captured on their phones to other mobile phone users regardless of device, platform or carrier.  Thwapr plans to derive revenues from advertising on its website and imbedded into the videos as well as selling premium services to its customers.  Thwapr expects to launch the service in a test market in late 2010 but does not expect to have revenues until such time that a significant number of users have signed up for and are using the service.

Our management’s discussion and analysis of our financial condition and results of operations are only based on Thwapr’s current mobile to mobile video and photo services provider business.  Our previous shell company’s results of operations are immaterial and will not be included in the discussion below.  Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods.  On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements appearing at Exhibits 99.1 and 99.2, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of computer and equipment and furniture and fixtures is computed on the straight-line basis over the estimated useful lives of the assets as follows:

Computer and equipment	3 years
Furniture and fixtures	5 years

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Management uses its historical records and knowledge of its business in making estimates.  Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

Technology Development

Technology development costs are charged to expense when incurred.  These costs primarily include the costs associated with the development and testing of video and picture sharing technology.  During the three months ended September 30, 2009 and 2008, technology development costs amounted to $216,107 and $73,031, respectively.  During the nine months ended September 30, 2009 and 2008, technology development costs amounted to $417,715 and $196,626, respectively.  From March 14, 2007 (inception) through September 30, 2009, technology development costs amounted to $797,241.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Under this standard, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates expected to be in effect for the year in which the differences are expected to reverse.  Deferred income tax assets are reduced by a valuation allowance when the Company is unable to make the determination that it is more likely than not that some portion or all of the deferred income tax asset will be realized.

Earnings (Loss) per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Results of Operations

Comparison of Nine Months Ended September 30, 2009 and 2008

The following table sets forth the results of our operations for the periods indicated:

	Nine months ended September 30,
	2009	2008
Sales	$—	$—
Gross profit	—	—
Operating expenses:
Accounting and legal services	102,929	18,262
Consulting fees to Synthetica	444,000	307,800
Marketing expenses	24,930	17,705
Other consulting fees	545,589	84,390
Rent	35,000	—
Taxes	800	800
Technology development	417,715	196,626
Website development	5,970	16,573
Other operating expenses	69,227	14,761
Loss from operations	(1,646,160)	(656,917)
Net loss	$(1,646,134)	$(656,917)

Loss from Operations

Thwapr, Inc had a net loss of $1,646,134 for the nine months ended September 30, 2009, compared to a net loss of $656,917 for nine months ended September 30, 2008.  All expenses incurred were operating expenses.  Operating expenses were $1,646,160 and $656,917 for the nine months ended September 30, 2009 and 2008, respectively. The increase of $989,243 was primarily due TO increased activities related to technology development and general business operations partially offset by a decrease in expenses related to the development of our website.

Sales and Gross Profit

Sales for the nine months ended September 30, 2009 and 2008 were $0 and $0, respectively. There were no sales or gross profits for either of the nine month periods because we are still in the process of designing and developing our services and have not conducted any revenue producing business operations.

Operating Expenses

Accounting and legal expenses for the nine months ended September 30, 2009 increased by 463.6% from $18,262 for the same period in 2008 to $102,929 in 2009. The increase was mainly due to filing for patents and trademarks, contract preparation and securities work related to the sale of common stock and mergers during the nine months ended September 30, 2009.

Consulting fees to Synthetica for the nine months ended September 30, 2009 was $444,000 compared to $307,800 for the comparable period in 2008, an increase of $136,200 or 44.2%.  The increase was mainly attributable to increased work by contract management.

Marketing expenses increased by 40.8% from $17,705 for the nine months ended September 30, 2008 to $24,930 for the same period in 2009.  The increase was mainly attributable to marketing services related to the beta launch of the Thwapr picture and video sharing service.

Other consulting fees were $545,589 for the nine months ended September 30, 2009, compared to $84,390 for the same period in 2008. The increase of 546.5% was mainly attributable to non-cash charges related to the issuance of warrants to independent contractors.

Rent expense was $35,000 for the nine months ended September 30, 2009, compared to $0 for the nine months ended September 30, 2008.  The increase in rent expense was due to the renting of office space which commenced in March 2009.

Taxes for the nine months ended September 30, 2009 and 2008 amounted to $800 and $800, respectively,.  The tax expense was attributable to California Franchise Tax.

Technology development expenses for the nine months ended September 30, 2009 were $417,715, a 112.4% increase from $196,626 for the nine months ended September 30, 2008.  The increase was primarily attributed to accelerated work on developing the Thwapr mobile picture and video sharing service and the hiring of additional independent contractors.

Website development expenses for the nine months ended September 30, 2009 were $5,970, compared to $16,573 for the nine months ended September 30, 2008.  This 64.0% decrease was due to reduced website development activity.

Other operating expenses consist primarily of insurance, office supplies, public relations, telephone, travel and entertainment and depreciation expense.  Other operating expenses for the nine months ended September 30, 2009 were $69,227, a 369.0% increase from $14,761 for the nine months ended September 30, 2008.  This increase was mainly attributable to establishing an office in New York City and the related costs of operating that office.

Net Loss

Net loss for the nine months ended September 30, 2009 was $1,646,134, an increase of $989,217, or 150.1% from $656,917 for the same period in 2008.  This increase in net loss was attributable to the increases in the operating expenses decreased above.

Comparison of year ended December 31, 2008 and period from March 14, 2007 (date of inception) to December 31, 2007

The following table sets forth the results of our operations for the periods indicated:

	Year ended December 31, 2008	Period from March 14, 2007 (date of inception) to December 31, 2007

Sales	$—	$—
Gross profit	—	—
Operating expenses:
Legal services	18,942	30,174
Website development	16,573	12,000
Technology development	288,329	91,197
Marketing expenses	32,055	—
Consulting fees to Synthetica	428,600	284,400
Other consulting fees	56,390	24,400
Taxes	936	750
Other operating expenses	49,727	11,093
Loss from operations	(891,552)	(454,014)
Net loss	$(891,552)	$(454,014)

Loss from Operations

Thwapr, Inc. had a net loss of $891,552 for the year ended December 31, 2008, compared to a net loss of $454,014 for the period from March 14, 2007, through December 31, 2007.  All expenses incurred were operating expenses.  Operating expenses were $891,552 and $454,014 for the year ended December 31, 2008, and the period from March 14, 2007, through December 31, 2007, respectively. The increase of $437,538 was primarily due to a full year of operating expenses for 2008, and increased activities related to technology development and general business operations partially offset by a decrease in legal expenses.

Sales and Gross Profit

Sales for the year ended December 31, 2008 were $0 compared to $0 for the period from March 14, 2007 (date of inception) to December 31, 2007.  There were no sales or gross profits for both of the periods because we are still in the process of designing and developing our services and have not yet conducted any revenue producing operations.

Operating Expenses

Legal services expenses in 2008 decreased by $11,232, or 37.2% from $30,174 in 2007 to $18,942 in 2008.  The decrease in legal services expenses was attributable to reduced securities-related activity compared to the prior year.

Website development expenses were $16,573 for the fiscal year ended December 31, 2008, compared to $12,000 for the period from March 14, 2007 (date of inception) to December 31, 2007.  The 38.1% increase in website development expenses was attributable to activity related to developing the corporate website.

Technology development expenses increased by $197,132, or 216.2%, from $91,197 in 2007 to $288,329 in 2008.  The increase in technology development expenses was attributable to increased development work related to the Thwapr picture and video sharing service and the hiring of additional independent contractors.

Marketing expenses were $32,055 in 2008 compared to $0 in 2007.  The increase in marketing expenses was attributable to creative and production fees paid to a marketing agency.

Consulting fees to Synthetica were $428,600 for the year ended December 31, 2008 compared to $284,400 for the period ended December 31, 2007.  The 50.7% increase in consulting fees to Synthetica was attributable to increased activities on the part of this consulting group.

Other consulting fees, consisting of payments to independent contractors for various services, for 2008 and 2007 amounted to $56,390 and $24,400, respectively. The 131.1% increase in other consulting fees was attributable to an increase in the amount of the monthly retainer paid to one consultant.

Taxes for 2008 were $936 compared to $750 for 2007, an increase of 24.8%.  The increase in taxes was attributable to  the payment of California Franchise Tax partially offset by the amount paid to the State of Delaware.

Other operating expenses consist primarily of insurance, office supplies, public relations, telephone, travel and entertainment and depreciation expense.    Other operating expenses for 2008 were $49,727, an increase of 348.2% from $11,093 in 2007.  The increase in other operating expenses was attributable to a full year of operations in 2008 compared to a partial year for 2007, as well as an overall increase in operating activities.

Net Loss

Net loss in 2008 was $891,335, an increase of $437,538 from $454,014 in 2007. The increase in net loss was attributable to the net increases in operating expenses described above.

Liquidity and Capital Resources

Nine Months Ended September 30, 2009

As of September 30, 2009, we had cash and cash equivalents of $14,876 and current liabilities of $88,124.  As we are in the development stage of our operations, we have been funded solely with the proceeds from equity and debt financings.  We anticipate that these sources will continue to be our primary source of funds to finance our short-term cash needs.  If we require additional capital to expand or enhance our existing facilities, we will consider other public or private debt or equity offerings or institutional borrowing as potential means of financing.

Net cash used in operating activities for the nine months ended September 30, 2009 was $1,261,313 compared with net cash used in operating activities of $621,553 for the same period in 2008. Net cash used in operating activities for the nine months ended September 30, 2009 was mainly due to net loss of $1,646,134, non-cash items not affecting cash flows of $423,146, a $103 increase in assets, and a $38,222 decrease in liabilities.  The net change in operating assets and liabilities for the nine months ended September 30, 2009 was primarily related to a decrease in accounts payable and accrued expenses.  Net cash used in operating activities for the same period in 2008 was mainly due to a net loss of $656,917, a $900 increase in assets and $36,264 increase in liabilities.  The net changes in operating assets and liabilities for the nine months ended September 30, 2008 was primarily related to an increase in accounts payable and accrued expenses.

Net cash used in investing activities was $22,227 for the nine months ended September 30, 2009, compared with $0 used in investing activities for the same period in 2008. Cash was used in investing activities in 2009 to purchase property and equipment.

Net cash provided by financing activities was $1,298,060 for the nine months ended September 30, 2009, compared with $298,800 net cash provided by financing activities for the same period in 2008.  Cash provided by financing activities during the nine months ended September 30, 2009 and 2008 resulted from the proceeds from sales of our common stock.

Year Ended December 31, 2008

As of December 31, 2008, we had cash and cash equivalents of $356 and current liabilities of $126,346.  As we are in the development stage of our operations, we have been funded solely with the proceeds from equity and debt financings.  We anticipate that these sources will continue to be our primary source of funds to finance our short-term cash needs.  If we require additional capital to expand or enhance our existing facilities, we will consider other public or private debt or equity offerings or institutional borrowing as potential means of financing.

Net cash used in operating activities for the year ended December 31, 2008 was $769,956 compared with net cash used in operating activities of $450,164 for the period from March 14, 2007 (date of inception) to December 31, 2007. Net cash used in operating activities for the year ended December 31, 2008 was mainly due to net loss of $891,552, and a $900 increase in assets and a $122,496 increase in liabilities.  The net change in operating assets and liabilities for the year ended December 31, 2008 was primarily related to increases in accounts payable and accrued expenses.  Net cash used in operating activities for the period from March 14, 2007 (date of inception) to December 31, 2007 was mainly due to a net loss of $454,014 and a $3,850 increase in liabilities.  The change in liabilities for the period ended December 31, 2007 was primarily related to increases in accounts payable and accrued expenses

Net cash provided by financing activities was $448,800 for the year ended December 31, 2008, compared with $771,676 net cash provided by financing activities for the period from March 14, 2007 (date of inception) to December 31, 2007.  Cash provided by financing activities during 2008 and 2007 resulted from proceeds from sales of our common stock.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

As of September 30, 2009 the Company did not have any long-term debt, purchase or lease obligations.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Recent Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements. The adoption of FASB ASC 105 did not impact the Company's financial position or results of operations.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 166"), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 860 did not have an impact on the Company's financial condition, results of operations or cash flows.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

Quantitative and Qualitative Disclosures About Market Risk

We do not use derivative financial instruments in our investment portfolio and have no foreign exchange contracts. Our financial instruments consist of cash, accounts receivable, amount due from related parties, accounts payable, accrued expenses, debt and long-term obligations. The objective of our policies is to mitigate potential income statement, cash flow and fair value exposures resulting from possible future adverse fluctuations in rates. We evaluate our exposure to market risk by assessing the anticipated near-term and long-term fluctuations in interest rates and foreign exchange rates. This evaluation includes the review of leading market indicators, discussions with financial analysts and investment bankers regarding current and future economic conditions and the review of market projections as to expected future rates.

We did not experience any material changes in interest rate exposures during 2008 and 2009.  Hence, the effect of the fluctuations of the interest rates is considered minimal to our business operations. Based upon economic conditions and leading market indicators at December 31, 2009, we do not foresee a significant adverse change in interest rates in the near future and do not use interest rate derivatives to manage exposure to interest rate changes.

PROPERTIES

Our principal executive offices are located at 220 12th Avenue, 3rd Floor, New York, New York 10001.  We rent this office space on a month-to-month basis.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Change Of Control

The Company has only one class of stock outstanding, its common stock.  The following table sets forth certain information as of March 29, 2010 prior to the closing of the transactions contemplated by the Exchange Agreement, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of March 29, 2010, there were 14,609,754 shares of common stock outstanding, after giving effect to the Stock Split.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers

Yakov Terner, Director, President, and Treasurer	4,500,000	30.8%
3 Ha ‘Hishtadrut St., Suite #6
Kiryat Yam, Israel 29056

Yossi Benitah, Director and Secretary	4,500,000	30.8%
3 Ha ‘Hishtadrut St., Suite #6
Kiryat Yam, Israel 29056

All Officers and Directors as a Group	9,000,000	61.6%

5% Stockholders

Yaron Borenstein	755,400	5.2%
Hahagana 12
Givataim

Bronia Fruhter	774,000	5.3%
Almagor 17/5
Tel Aviv

Gideon Reifman	836,601	5.7%
Ha’Tawas 11 Apt. 5
Kadima Zoran

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Security Ownership After Change Of Control

The following table sets forth certain information as of April 1, 2010, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of April 1, 2010, after giving effect to the Closing of the Exchange Transaction, there were 157,286,262 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers

Bruce Goldstein, Director, President, and Chief	11,571,426	7.4%
Executive Officer
220 12th Avenue, 3rd Floor
New York, New York 10001

Maurizio Vecchione, Chairman of the Board	11,571,417	7.4%
220 12th Avenue, 3rd Floor
New York, New York 10001

Barry Hall, Director and Chief Financial Officer	11,571,426	7.4%
220 12th Avenue, 3rd Floor
New York, New York 10001

All Officers and Directors as a Group	34,714,269	22.1%

5% Stockholders

SNK Capital Trust	102,613,500	65.2%
2nd Floor, International Bazaar
PO Box N-8198
Bay Street, Nassau
Bahamas

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Directors and Officers

In connection with the Exchange Transaction, we agreed to appoint Messrs. Bruce Goldstein, Maurizio Vecchione and Barry Hall (the “New Directors”) to our board of directors effective March 22, 2010.  On March 10, 2010, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14f-1 of the Securities Exchange Act of 1934, and the ten-day period prior to the change in the majority of the Company’s directors as required under Rule 14(f)-1 expired on March 20, 2010.

Furthermore, concurrent with the Closing of the Exchange Transaction, Mr. Yakov Terner resigned as our President, Secretary, and Director and Mr. Yossi Benitah resigned as our Secretary and Director.  Immediately following the resignations of Messrs. Terner and Benitah, we appointed three new executive officers. Descriptions of our newly appointed directors and officers can be found below in the section titled “Current Management.”

Current Management

The following table sets forth certain information for each executive officer (the “New Executive Officers”) and director of the Company after the Closing Date.

Name	Age	Position
Bruce Goldstein	61	Director, President and Chief Executive Officer
Maurizio Vecchione	48	Chairman of the Board
Barry Hall	61	Director and Chief Financial Officer

Bruce Goldstein

Since November 2008, Mr. Goldstein has served as the Chief Executive Officer of Thwapr.  Prior to becoming CEO, Mr. Goldstein served as the acting President of Thwapr from March 2007 to November 2008.  Mr. Goldstein has been a director of Thwapr since March 2007.  Mr. Goldstein was appointed CEO pursuant to an agreement between Universal Management, Inc. and Thwapr dated November 2008.  Mr. Goldstein also presently serves as managing partner of Synthetica Holdings, LLC (“Synthetica”).  Synthetica provides consulting and advisory services.  Mr. Goldstein concurrently serves as the President and CEO of Universal Management, Inc., where he has served for the past five years.

Maurizio Vecchione

Since March 2007, Mr. Vecchione has been a board member and the Chairman of the Board of Thwapr.  Mr. Vecchione currently serves as a board member and Chairman pursuant to a shareholder’s agreement between Synthetica (America) Ltd., a management consulting firm of which he is the Chairman, and Thwapr, dated November 2008.  Mr. Vecchione has been the President & CEO of  CompuMed, Inc. an eHealth and telemedicine company, since June 2007.  He is also a member and the Chairman of the board of directors of Synthetica (America) Ltd., a management consultant and California finance lender, a position he has held since November 1998. Synthetica (America) Ltd.  has provided consulting services to Thwapr.  He is also a member of the Board of Directors and the Chairman of The IDEAS Studio, Inc. an educational media company, a position he has held since March 2003.  Mr. Vecchione was also a Managing Director of Synthetica Holdings LLC, a consulting firm from July 2004, and from July 2004 through September 2006, he was CEO of Trestle Holdings, Inc. a medical imaging device company.

Barry Hall

Since November 2008, Mr. Hall has served as the Chief Financial Officer of Thwapr.  Mr. Hall had served as acting CFO of Thwapr from March 2007 to November 2008.  Since March 2007, Mr. Hall has been a director of Thwapr.  Mr. Hall was appointed CFO pursuant to a shareholder’s agreement between Carlaris, Inc. (“Carlaris”) and Thwapr, dated November 2008.  Since January 2002, Mr. Hall has served as a managing director of Synthetica Holdings LLC, a consulting firm.  Mr. Hall concurrently serves as the President of Carlaris, which provides consulting services to Thwapr pursuant to a consulting agreement between Carlaris and Thwapr, dated April 1, 2009.  Since May 2007, Mr. Hall has served as the President of Hall Manor, Inc., a California based management and financial consulting firm.  From July 2004 until September 2006, Mr. Hall was the President and CFO of Trestle Holdings, Inc., a medical imaging device company.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

Our New Directors and New Executive Officers have not been involved in any of the following events during the past ten years:

1.           any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.           any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.           being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.           being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.           being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our Board of Directors held no formal meetings during the 12 month period ended December 31, 2009.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established. In addition, Barry Hall, a New Director, currently meets the definition of an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Mr. Hall is not an independent director.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the Securities Exchange Commission, our executive officers and directors, and persons who own more than 10% of our Common Stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Thwapr, Inc., 220 12th Avenue, 3rd Floor, New York, New York 10001.

Board Leadership Structure and Role on Risk Oversight

Prior to the Closing of the Exchange Transaction, Yakov Terner served as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  Subsequent to the change in directors, it is anticipated that Bruce Goldstein will serve as our principal executive officer and Maurizio Vecchione will serve as our Chairman of the Board.  The New Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Prior to the Closing of the Exchange Transaction, our directors were exclusively involved in the general oversight of risks that could affect our Company as Messrs. Terner and Benitah were the sole directors and executive officers of the Company.  Subsequent to the change in directors, it is anticipated that the New Directors will establish procedures to determine an appropriate role for the board of directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from Thwapr during the fiscal year ended December 31, 2008 and the period from March 14, 2007 (date of inception) to December 31, 2007 by the New Executive Officers and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (1)	Total(2)

Bruce Goldstein	2008	-0-	-0-	-0-	-0-	-0-	$140,400	$140,400
Chief Executive Officer	2007						$93,600	$93,600

Maurizio Vecchione	2008	-0-	-0-	-0-	-0-	-0-	$118,800	$118,800
Chairman	2007	-0-	-0-	-0-	-0-	-0-	$97,200	$97,200

Barry Hall	2008	-0-	-0-	-0-	-0-	-0-	$91,200	$91,200
Chief Financial Officer	2007	-0-	-0-	-0-	-0-	-0-	$61,200	$61,200

(1)	All Other Compensation consists solely of payments made to executive officers or directors for consulting work.

(2)	The dollar value in this column for each named executive officer or director represents the sum of all compensation reflected in the previous columns.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

Mr. Goldstein was appointed President and Chief Executive Officer of Thwapr pursuant to an agreement between Universal Management, Inc. and Thwapr, dated March 31, 2009.  Under the agreement, Mr. Goldstein is to devote 100% of his efforts to Thwapr for a monthly fee of $20,000.  This agreement can be terminated by either party with ninety days written notice.

Mr. Hall was appointed Chief Financial Officer pursuant to an agreement between Carlaris, Inc. and Thwapr dated March 31, 2009.  Under the agreement, Mr. Hall is to generally devote up to 60% of his efforts to Thwapr for a monthly fee of $12,000.  This agreement can be terminated by either party with ninety days written notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and New Directors or New Executive Officers.  To our knowledge, the New Directors and Executive Officers were not directors of the Company prior to the Closing of the Exchange Transaction, did not hold any position with the Company prior to the Closing of the Exchange Transaction nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Mr. Goldstein was appointed President and Chief Executive Officer of Thwapr pursuant to an agreement between Universal Management, Inc. and Thwapr, dated March 31, 2009.  Under the agreement, Mr. Goldstein is to devote 100% of his efforts to Thwapr for a monthly fee of $20,000.  This agreement can be terminated by either party with ninety days written notice.

Mr. Hall was appointed Chief Financial Officer pursuant to an agreement between Carlaris, Inc. and Thwapr dated March 31, 2009.  Under the agreement, Mr. Hall is to generally devote up to 60% of his efforts to Thwapr for a monthly fee of $12,000.  This agreement can be terminated by either party with ninety days written notice.

Although we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.  These policies and procedures are not evidenced in writing.

Related Party Transactions

Director Independence

During the year ended December 31, 2009, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., The NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company's consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange.  Although our common stock is listed on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “SOPA,” there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCBB.  There is not currently a price quotation for shares of our common stock on the OTCBB.

Holders

Prior to the Exchange Transaction, there were approximately 42 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Island Stock Transfer.  The transfer agent’s address is 100 Second Avenue South, Suite 7055, St. Petersburg, Florida 33701 and its phone number is (727) 289-0010.

After the Closing of the Exchange Transaction, there were approximately 61 shareholders of record of our common stock.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation, bylaws and articles of amendment which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 300,000,000 shares of common stock at a par value of $0.0003 per share and 50,000,000 shares of preferred stock at a par value of $0.0001 per share, of which no shares are issued and outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The preferred stock may be divided into and issued in series.  The board of directors is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  The board of directors is authorized, within any limitations prescribed by law and  the bylaws, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following.

(a)	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
Voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with the common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and  preferences,  if any, of shares or such series as the board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Company may not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of common stock or other class of stock junior to the preferred stock as to dividends or upon liquidation) in respect of common stock, or other class of stock junior to the preferred stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of the preferred stock, as fixed by the board of directors.

In the event of the liquidation of the Company, holders of preferred stock shall be entitled to receive, before any payment or distribution on the common stock or any other class of stock junior to the preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution.  Neither the sale, lease or exchange of all or substantially all of the property and assets of the Company, nor any consolidation or merger of the Company, shall be deemed to be a liquidation for these purposes.

Warrants

The Company has issued warrants to purchase an aggregate of 12,181,363 shares of its common stock, with each warrant having an exercise price between $1.00 and $1.25 per share and being exercisable at any time indefinitely, or within either five or ten years from the date of issuance.  Currently, all of such warrants are outstanding.  The warrants vest either immediately or over periods of one year, 18 months, or 3 years on a quarterly basis..  In the event we split or subdivide our shares of common stock, the exercise price will be proportionately reduced and conversely, if we combine the outstanding shares of common stock into smaller number of share, then the exercise price will be proportionately increased.  Of the warrants outstanding, 10,950,003 shares of the underlying securities cannot be sold or traded (i) until June 9, 2012, if Thwapr has 10,000,000 registered users on such date, or (ii) upon a change of control of Thwapr.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, Seaospa has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Company shall indemnify any person who was, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Company, or (ii)  while a director, officer, employee or agent of the Company is or was serving at the request of the Company as a director, officer, employee, agent or similar functionary of another  corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may  hereafter be amended.  Such right shall be a contract  right and as such shall run to the  benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company while this Article is in effect.  The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

As used in the Article, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

A director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of the Revised Statutes of the State of Nevada.  Any repeal or amendment of this Article by the shareholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Company arising from an act or omission occurring prior to the time of such repeal or amendment.  In addition to the circumstances in which a director or officer of the Company is not personally liable as set forth

In the foregoing provisions of this Article, a director or officer shall not be liable to the Company or its stockholders to such further extent as permitted by any law  hereafter enacted, including, without limitation, any subsequent amendment to the Revised Statutes of the State of Nevada.

The board of directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture. trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

In addition to the above, each of our directors has entered into an indemnification agreement with us. The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and our Bylaws.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibit 99.1, which is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

Item 3.02.        Unregistered Sales of Equity Securities.

As more fully described in Items 1.01 and 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued 142,676,508 shares of our common stock and warrants to acquire 12,181,363 shares of our common stock to the Thwapr Stockholders in exchange for 100% of the capital stock of Thwapr. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to the Thwapr Stockholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof.  We made this determination based on the representations of the Thwapr Stockholders which included, in pertinent part, that such shareholders, as applicable, were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholders were acquiring our common stock, for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01.        Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on March 29, 2010, in a voluntary share exchange transaction, we acquired a business engaged in providing mobile to mobile video and photo sharing services, by executing the Exchange Agreement by and among the Company, certain stockholders of the Company, Thwapr, and the stockholders of Thwapr.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Thwapr through the issuance of 142,676,508 shares of our common stock to the Thwapr Stockholders.  Immediately prior to the Exchange Transaction and after giving effect to the Stock Split, we had 14,609,754 shares of common stock issued and outstanding.  Immediately after the issuance of the shares to the Thwapr Stockholders, we had 157,286,262 shares of common stock issued and outstanding.  As a result of this Exchange Transaction, the Thwapr Stockholders own approximately 90% of our issued and outstanding common stock, and Thwapr became our wholly owned subsidiary.

In connection with this change in control, and as explained more fully in Item 5.02 below, effective March 29, 2010, Yakov Terner resigned as our President, Treasurer and Director, Yossi Benitah resigned as our Secretary and Director, and we appointed new officers. The appointments of the new officers and directors shall be effective concurrently with the Closing of the Exchange Transaction.  On March 10, 2010, we filed with the Securities and Exchange Commission and transmitted to holders of record of our securities the information required by Rule 14(f)-1 of the Securities Exchange Act of 1934, and effective March 22, 2010, we appointed new directors, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, on March 29, 2010 in a voluntary share exchange transaction, we acquired a business providing mobile to mobile video and photo sharing services, by executing the Exchange Agreement by and among the Company, certain stockholders of the Company, Thwapr, and the stockholders of Thwapr.  The Closing of this transaction occurred on March 29, 2010.  Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

Resignation of Officers and Directors

Effective March 29, 2010, Yakov Terner resigned as our President, Treasurer and Director, and Yossi Benitah resigned as our Secretary and Director.

Appointment of Officers

Effective on the Closing Date, the following persons were appointed as our newly appointed executive officers (individually, a “New Executive Officer” and collectively, the “New Executive Officers”):

Name	Age	Position
Bruce Goldstein	41	Director, President and Chief Executive Officer
Barry Hall	61	Director and Chief Financial Officer

There are no family relationships among any of our officers or directors.  None of the New Executive Officers currently has an employment agreement with the Company.  Other than the Exchange Transaction, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the New Executive Officers had or will have a direct or indirect material interest.  Other than the Exchange Transaction, there is no material plan, contract or arrangement (whether or not written) to which any of the New Executive Officers is a party or in which any New Executive Officer participates that is entered into or material amendment in connection with our appointment of the New Executive Officers, or any grant or award to any New Executive Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Executive Officers.

Descriptions of our newly appointed directors and officers can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Current Management.”

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 25, 2010, in connection with the Stock Split described in Item 2.01 above, we amended our Articles of Incorporation by filing a Certificate of Amendment with the Secretary of State of the State of Nevada to increase our authorized shares of common stock from 100,000,000 to 300,000,000.  Our authorized shares of preferred stock remain unchanged at 50,000,000.

The full text of our Articles of Incorporation, including all amendments thereto, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.06.         Change in Shell Company Status.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  From and after the Closing of the transactions under these agreements, our primary operations consist of the business and operations of Thwapr, Inc.  Accordingly, we are disclosing information about Thwapr, Inc.’s business, financial condition, and management in this Form 8-K.

Item 8.01.	Other Events.

In connection with the Stock Split described in Item 2.01 above, FINRA has assigned the Company a new stock symbol, “SOPAD.”  This new symbol took effect at the open of business on March 29, 2010, and the symbol will revert to “SOPA” 20 business days from March 29, 1010.

Item 9.01.         Financial Statement and Exhibits.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of Thwapr, Inc.  In the voluntary share exchange transaction or reverse acquisition, Seaospa is the accounting acquiree and Thwapr is the accounting acquirer.  Accordingly, we are presenting the financial statements of Thwapr and its consolidated entities.

(a)	Financial Statements of the Business Acquired

The audited consolidated financial statements of Thwapr for the years ended December 31, 2008 and 2007, and the unaudited consolidated financial statements for the nine months ended September 30, 2009, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Form 8-K.

(b)	Pro Forma Financial Information

Incorporated by reference to Exhibit 99.2 attached hereto.

(c)	Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits

Exhibit
Number	Description

2.1	Share Exchange Agreement, dated March 5, 2010 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on March 9, 2010).

3.1*	Articles of Incorporation of the Registrant, dated November 2, 2007, including all amendments to date.

3.2	By-laws of the Registrant, dated November 2, 2007 (incorporated by reference to Exhibit 3.2 of Registrant’s Registration Statement on Form S-1 filed on February 9, 2009).

4.1	Form of Stock Specimen (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form S-1 filed on February 9, 2009).

10.1
Subscription Agreement, dated November 2, 2007, by and between the Registrant and Yakov Terner (incorporated by reference to Exhibit 10.1 of Registrant’s Registration Statement on Form S-1 filed on February 9, 2009).

10.2
Subscription Agreement, dated November 2, 2007, by and between Registrant and Yossi Benitah (incorporated by reference to Exhibit 10.2 of Registrant’s Registration Statement on Form S-1 filed on February 9, 2009).

10.3	Form of Regulation S Subscription Agreement, (incorporated by reference to Exhibit 10.3 of Registrant’s Registration Statement on Form S-1 filed on February 9, 2009).

10.4*	Exchange Offer Agreement, dated July 20, 2009, by and among Mobile Video Development, Inc. and the stockholders listed therein.

10.4(a)*	Addendum No. 1 to Exchange Offer Agreement, dated February 2010, by and among Thwapr, Inc. and the stockholders listed therein.

10.5*	Form of Warrant to Purchase Common Stock of Thwapr, Inc.

10.6*	Letter Agreement, dated March 31, 2009, by and between Mobile Video Development, Inc. and Bruce Goldstein, on behalf of Universal Management, Inc.

10.7*	Letter Agreement, dated March 31, 2009, by and between Mobile Video Development, Inc. and Barry Hall, on behalf of Carlaris, Inc.

10.8*	Form of Indemnification Agreement for the officers and directors of Seaospa, Inc.

10.9*	Registration Rights Agreement, dated March 29, 2010, by and among Seaospa, Inc. and the stockholders listed therein.

99.1*	Thwapr Audited and Unaudited Financial Statements

99.2*	Pro Forma Financial Statements

99.3*	Consent of Rose Snyder & Jacobs

*      -     Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2010	SEAOSPA, INC.

	By:	/s/ Barry Hall
Barry Hall,
Chief Financial Officer